EXHIBIT 10.2

THIS SECURITY AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED.

SECURITY AGREEMENT

1.    GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned, Vicon Industries, Inc., a New York corporation, with a principal place of business at 135 Fell Court, Hauppauge, New York 11788 (the "Debtor"), hereby grants and transfers to NIL Funding Corporation ("Lender") a security interest in all of the property of Debtor described as follows, whether now existing or hereafter acquired (collectively, the "Collateral"):
(a)    all accounts, accounts receivable, deposit accounts, contract rights, chattel paper, (whether electronic or tangible) instruments, promissory notes, documents, general intangibles (including, but not limited to, all of Debtor’s stock, membership interests, and other ownership interests in IQinVision, Inc. and TeleSite U.S.A., Inc., payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;
(b)    all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor's business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere;
(c)    all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;
(d)    all money and property heretofore, now or hereafter delivered to or deposited with Lender or otherwise coming into the possession, custody or control of Lender (or any agent or bailee of Lender) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;
(e)    all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;
(f)    all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and
(g)    all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;
together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").
2.    OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Lender including, without limitation, all Indebtedness governed or evidenced by that certain Credit Agreement of even date herewith, by and between Creditor and Debtor, (as the same may be from time to time amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”); (b) all obligations of Debtor and rights of Lender under this Agreement; and (c) all present and future obligations of Debtor to Lender of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor to Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.
3.    TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Lender, including without limitation, the payment of all Indebtedness of Debtor to Lender, and the termination of all commitments of Lender to extend credit to Debtor, existing at the time Lender receives written notice from Debtor of the termination of this Agreement.
4.    OBLIGATIONS OF BANK. Lender has no obligation to make any loans hereunder. Any money received by Lender in respect of the Collateral may be deposited, at Lender's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.
5.    REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Lender that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Lender are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens of any kind or character, except for Permitted Liens (defined below); (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Lender, is on file in any public office; (g) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and (h) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Lender, except as specifically set forth in writing by Lender. “Permitted Liens” means (a) liens securing taxes, assessments or governmental charges or levies not delinquent; (b) liens incurred or deposits made in the ordinary course of business in connection with workers” compensation, unemployment insurance, social security and other like laws; (c) liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens arising in the ordinary course of business securing obligations that are not overdue by more than sixty (60) days; and (d) liens in favor of Lender.
6.    COVENANTS OF DEBTOR.
(a)    Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Lender against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Lender to exercise its powers; (iv) to execute and deliver such documents as Lender deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Lender prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Lender prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Lender in perfecting all security interests granted herein and in obtaining such agreements from third parties as Lender deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.
(b)    Debtor agrees with regard to the Collateral and Proceeds, unless Lender agrees otherwise in writing: (i) that Lender is authorized to file financing statements in the name of Debtor to perfect Lender's security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral with Lender named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Lender; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor's premises except in the ordinary course of Debtor's business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except for Permitted Liens; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business; (viii) to permit Lender to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Lender to inspect the same and make copies thereof at any reasonable time; (x) if requested by Lender, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Lender daily in the exact form in which they are received together with a collection report in form satisfactory to Lender; (xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xii) to give only normal allowances and credits and to advise Lender thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Lender, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Lender all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event Lender elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Lender in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.
7.    POWERS OF BANK. Debtor appoints Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Lender's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Lender's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Lender's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Lender is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender, at Lender's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the

Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Lender is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.
8.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Lender shall be obligations of Debtor to Lender, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.
9.    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under any agreement between Debtor and Lender, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, in each case, subject to any cure provision provided for in the Credit Agreement; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein, subject to any cure provision provided for in the Credit Agreement; (d) any impairment of the rights of Lender in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor in excess of $100,000 which is not lifted or discharged within 60 days of filing; and (e) Lender, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.
10.    REMEDIES. Upon the occurrence of any Event of Default, Lender shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the South Carolina Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Lender, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Lender shall be cumulative. No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Lender from time to time, as requested by Lender, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Lender; (c) at Lender's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Lender at a reasonably convenient place designated by Lender; and (d) Lender may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale or other disposition by Lender of any Collateral subject to this Agreement, Debtor hereby expressly grants to Lender the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Lender shall have no obligation to process or prepare any Collateral for sale or other disposition.
    11.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Lender may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Lender toward the payment of the Indebtedness in such order of application as Lender may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Lender hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Lender shall retain all rights, powers, privileges and remedies herein given.
12.    STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Lender to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.
13.    MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Lender. Debtor hereby waives any right to require Lender to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.
14.    NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Lender at the address specified in any other loan documents entered into between Debtor and Lender and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.
15.    COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Lender in connection with (a) the perfection and preservation of the Collateral or Lender's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Debtor or in any way affecting any of the Collateral or Lender's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum three percent (3.00%) above interest rate provided for in Section 1.2 of the Credit Agreement.
16.    SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Lender and Debtor.
17.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.
18.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

Debtor warrants that Debtor is an organization registered under the laws of New York.
Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the address set forth in the introductory paragraph hereof.
Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: See attached Schedule

IN WITNESS WHEREOF, this Agreement has been duly executed, with the intention that it constitute an instrument under seal, as of March 4, 2016.

Vicon Industries, Inc.

By: /s/ John M. Badke
John M. Badke
Chief Financial Officer

NIL Funding Corporation

By: /s/ Michael Bender
Michael Bender
Secretary